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                                                                    EXHIBIT 99.2


                           CONSENT OF PAUL GARFINKLE


     I consent to references to me as a Director Nominee in the Registration Statement (Form S-1) and the related Prospectus of QK Healthcare, Inc. for the
registration of     shares of its Common Stock.


                                       By: Paul Garfinkle
                                           ----------------------
                                           Paul Garfinkle


January 26, 2001